Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GUARDION HEALTH SCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)	(6)	690,100	(1)	(2)	$5,224,057	(3)	-	-	S-3	333-248895	September 24, 2020	$690,100
Total Offering Amounts								$5,224,057	(3)		$9,735
Total Fees Previously Paid											$9,735
Total Fee Offsets											-
Net Fee Due											-

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of these securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	The exercise price per share of the Common Stock Warrants is $7.57.
(3)	The securities registered pursuant to this registration statement represent securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (No. 333-248895), which became effective on September 24, 2020 (the “Prior Registration Statement”). These securities consist of 690,100 shares of common stock that may be issued and sold upon the exercise of certain outstanding common stock warrants (the “Warrants”) for an aggregate exercise price of up to $5,224,057. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.